Exhibit 24
Power of Attorney
          Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Curaçao corporation (the “Corporation”), hereby constitutes and appoints Simon Ayat, Howard Guild and Alexander C. Juden, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each of whom shall be authorized to act with or without the others, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned to execute one or more registration statements (whether on Form S-8 or such other form as may be required), with respect to the registration of 30,000,000 shares of common stock, par value $0.01 per share, of the Corporation to be offered and issued under the Schlumberger Limited 2010 Omnibus Stock Incentive Plan, together with any and all necessary amendments (including post-effective amendments) thereto, and any and all other instruments and documents as may be necessary, advisable or appropriate to enable the Corporation to comply with the Securities Act of 1933, as amended, and all other federal and state securities laws, and to file the same or cause the same to be filed, with all exhibits thereto, with the Securities and Exchange Commission. Said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys.

/s/ Andrew Gould	/s/ Adrian Lajous

Andrew Gould	Adrian Lajous
Director	Director
Chairman and Chief Executive Officer

/s/ Philippe Camus	/s/ Michael E. Marks

Philippe Camus	Michael E. Marks
Director	Director

/s/ Peter L.S. Currie	/s/ Elizabeth Anne Moler

Peter L.S. Currie	Elizabeth Anne Moler
Director	Director

/s/ Tony Isaac	/s/ Leo Rafael Reif

Tony Isaac	Leo Rafael Reif
Director	Director

/s/ K. Vaman Kamath	/s/ Tore I. Sandvold

K. Vaman Kamath	Tore I. Sandvold
Director	Director

/s/ Nikolay Kudryavtsev	/s/ Henri Seydoux

Nikolay Kudryavtsev	Henri Seydoux
Director	Director

/s/ Simon Ayat
Simon Ayat
Executive Vice President and
Chief Financial Officer
Dated: March 8, 2011